Exhibit 3.2

                             DENBURY RESOURCES INC.

                                     BYLAWS


                                    ARTICLE I

                                     OFFICES

     Section 1.1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time to determine or as the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

     Section 2.l. Place of Meetings. All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2004, shall be held at the time and place to be selected by the board of directors. At the meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. The board of directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

     Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the notice of meeting, (b) by or at the direction of the board of directors, or (c) by any stockholder of the corporation who was a stockholder of record at the record date for the meeting, who is entitled to vote at the meeting.

     Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 2.4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a



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complete list of the stockholders  entitled to vote at the meeting,  arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, shall be called by the board of directors or by holders of capital stock representing at least twenty-five percent (25%) of the aggregate voting power of the issued and outstanding capital stock of the corporation. The board of directors acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders called by the board of directors, but shall have such right with respect to any special meeting called by stockholders of the corporation only with the consent of such shareholders calling the meeting.

     Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

     Section 2.7. Quorum. The holders of one-third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.8. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting:
chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the

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meeting, including,  without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

     Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.10. Method of Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

     Section 2.11. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The writing or writings shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                    ARTICLE 3

                                    DIRECTORS

     Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation of the corporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 3.2. Number of Directors. Except as otherwise fixed by the certificate of incorporation of the corporation, the board of directors shall have not less than three (3) nor more than fifteen (15) directors. The number of directors constituting the board shall be such number as from time to time shall be specified by resolution of the board of directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

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     Section  3.3.  Election  Qualification  and Term of  Office  of  Directors.
Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

     Section 3.4. Regular Meetings. Written notice of the regular meetings of the board of directors stating the place, date and hour of any of the regular meetings shall be given to each director not less than two (2) days before the date of any such meeting.

     Section 3.5. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president, and shall be called by the president or secretary on the written request of two (2) directors unless the board consists of only a sole director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

     Section 3.6. Quorum, Majority Vote. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.7. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

     Section 3.8. Telephone and Similar Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.9. Notice of Meetings. Notice of each meeting of the board shall be given to each director by telegraph, facsimile, electronic mail, overnight delivery or be given personally or by telephone, at least two (2) days before the meeting is to be held. Notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement,

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the lack of notice to such director.  Every such notice shall state the time and place but need not state the purpose of the meeting.

     Section 3.10. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of the corporation or these bylaws for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

     Section 3.11. Resignations . Any director of the corporation may at any time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.12. Removal of Directors. Unless otherwise restricted by statute or by the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 3.13. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, any vacancies on the board of directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.5 of these bylaws. Any director elected in accordance with the preceding sentence of this Section
3.13 shall hold office for the remainder of the full term of any class of directors in which the new directorship was created or the vacancy occurred and until such successor shall have been elected and qualified.

     Section 3.14. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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                                    ARTICLE 4

                         EXECUTIVE AND OTHER COMMITTEES

     Section 4.1. Executive Committee. The board of directors may designate annually one (1) or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the board, all the powers and authority of the board in the management of the business and affairs of the corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority with reference to:

     (a) amending the certificate of incorporation of the corporation;
     (b) adopting an agreement of merger or consolidation involving the corporation;
     (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation;
     (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution;
     (e) adopting, amending or repealing any Bylaw;
     (f) filling vacancies on the board or on any committee of the board, including the executive committee;
     (g) fixing the compensation of directors for serving on the board or on any committee of the board, including the executive committee; or
     (h) amending or repealing any resolution of the board which by its terms may be amended or repealed only by the board.

     Section 4.2. Other Committees. The board of directors may designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board as may be specified in the resolution of the board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the board shall otherwise provide. The board shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

     Section 4.3. Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board shall be called at the request of any member thereof. Notice of each meeting of the executive committee or any other committee of the board shall be given to each member of such committee by mailing written notice, addressed to each member's residence, usual place of business or such other place as designated

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by the member in writing  provided to the secretary of the  corporation or shall be sent to such member at such place by telegraph, facsimile, electronic mail or overnight delivery or to be given personally or by telephone at least two (2) days before the meeting is to be held. Notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Every such notice shall state the time and place but need not state the purpose of the meeting.

     Any special meeting of the executive committee or any other committee of the board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board need not be given if scheduled at the original meeting. The executive committee or any other committee of the board may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of the corporation or these bylaws for the conduct of its meetings as the executive committee or any other committee of the board may deem proper. A majority of the executive committee or any other committee of the board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

                                    ARTICLE 5

                                     NOTICES

     Section 5.l. Method. Except as otherwise specifically provided herein or required by law, all notices required to be given to any director, officer or stockholder shall be given in writing, by hand delivery or mail, addressed to such director, officer or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be hand delivered or deposited in the United States mail. Except as otherwise required by law, notice to directors shall also be given in accordance with Section 3.9 of these bylaws.

     Section 5.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                    ARTICLE 6

                                    OFFICERS

     Section 6.1. Election, Qualification. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 6.2. Salary. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 6.3. Term, Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 6.4. Resignation. Subject at all times to the right of removal as provided in Section 6.3 of these bylaws, any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election to such office.

     Section 6.6. Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and at meetings of the stockholders. The chairman of the board shall counsel with and advise the president and perform such other duties as the president or the board or the executive committee may from time to time determine. Except as otherwise provided by resolution of the board, the chairman of the board shall be ex-officio a member of all committees of the board. The chairman of the board may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board or any committee thereof empowered to authorize the same.

     Section 6.7. President. The president shall be the chief executive officer of the corporation, shall preside, if present, and in the absence of the chairman of the board, at all meetings of the board of directors and at all

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meetings of the  stockholders,  shall have general and active  management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 6.8. Vice Presidents. In the absence of the president and the chairman of the board or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 6.9. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 6.10. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 6.11. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with

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such surety or sureties as shall be  satisfactory  to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 6.12. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE 7

                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     Section 7.1. Indemnification. The corporation shall indemnify any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, as provided in the certificate of incorporation.

     Section 7.2. Definitions of Certain Terms. For purposes of indemnification pursuant to the certificate of incorporation or this Article 7, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 7.

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                                    ARTICLE 8

                              CERTIFICATES OF STOCK

     Section 8.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 8.2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 8.3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 8.4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 8.5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any changes, conversion or exchange of stock or for any other lawful purpose, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date of adoption of the Board resolution for actions by written consent, or more than sixty days prior to any other action. In no event shall the record date precede the date of adoption of the applicable Board resolution. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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

     Section 8.6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE 9

                             AFFILIATED TRANSACTIONS

     Section 9.1. Validity. Except as otherwise provided for in the certificate of incorporation, if Section 9.2 of these bylaws is satisfied, no contract or transaction between the corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

     Section 9.2. Disclosure, Approval; Fairness. Section 9.1 shall apply only if:

     (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

          (i)  to  the  board  of  directors  (or  committee   thereof)  and  it
     nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the number necessary to carry the vote; or

          (ii) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present but not in calculating the number necessary to carry the vote; or

     (b) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

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

     Section 9.3. Nonexclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     Section 10.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 10.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 10.3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 10.4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 10.5. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

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



                                   ARTICLE 11

                                   AMENDMENTS

     Section 11.1. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by a majority of not less than 2/3 of the members of the board of directors voting in favor thereof, at any meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting. The stockholders of the corporation shall have the power to adopt, amend or repeal any provisions of the bylaws.


December 29, 2003                            /s/ Phil Rykhoek
9:00 a.m.                          ---------------------------------------------
                                             Phil Rykhoek, Secretary




















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